UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2019

HELIOS AND MATHESON ANALYTICS INC.

(Exact name of Registrant as specified in charter)

Delaware	0-22945	13-3169913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Empire State Building

350 5th Avenue

New York, New York 10118

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 979-8228

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Helios and Matheson Analytics Inc.’s (the “Company,” “us,” “our,” or “we”) independent registered public accounting firm has not yet completed its audit of the Company’s 2018 year-end financial statements and therefore, the estimates provided below are preliminary, unaudited and subject to change.

Revenues of the Company for the year ended December 31, 2018 are expected to be approximately $232.3 million as compared to revenues of approximately $10.4 million for the year ended December 31, 2017. The increase was primarily due to our acquisition of a controlling interest in MoviePass Inc. (“MoviePass”) on December 11, 2017.

As previously reported, the Company recognized an impairment charge of approximately $38.5 million for the quarter ended September 30, 2018, which related to the impairment of goodwill in the MoviePass business. Based upon its preliminary evaluation, the Company believes that it is likely that it will recognize an impairment charge of approximately $35.9 million for the quarter ended December 31, 2018, which related to the impairment of goodwill and intangible assets in the MoviePass business. The Company is still in the process of evaluating its goodwill and intangible assets for the fourth quarter ended December 31, 2018, and therefore, the amount of the impairment charge is subject to change. The Company recognized an impairment charge of approximately $6.3 million for the year ended December 31, 2017, which related to the impairment of goodwill and intangible assets in the Zone Technologies Inc. business.

Based upon its preliminary evaluation, the Company believes that it is likely to recognize a net loss attributable to Helios and Matheson Analytics Inc. of approximately $(266.8) million or $(0.47) loss per basic and diluted share for the year ended December 31, 2018, as compared to a net loss attributable to Helios and Matheson Analytics Inc. of approximately $(146.0) million or $(17.46) loss per basic and diluted share for the year ended December 31, 2017.

The following table sets forth the period over period estimated change in percentage of certain items to be included in the Company’s Statement of Operations (in thousands):

	For the Year Ended December 31,		Change
	2018	2017	Dollars	% Change
Total Revenues	$232,283	$10,441	$221,842	2,125%
Loss from operations	$(364,424)	$(56,018)	$(308,406)	551%
Net Loss	$(329,260)	$(150,827)	$(178,433)	118%
Net loss attributable to the noncontrolling interest	$62,443	$4,850	$57,592	1,187%
Net loss attributable to Helios and Matheson Analytics, Inc.	$(266,817)	$(145,977)	$(120,841)	83%
Loss per share	$(0.47)	$(17.46)	$16.99	(97)%

The information in this report, which is being furnished pursuant to Item 2.02 of Form 8-K, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Cautionary Statement on Forward-looking Information

Certain information in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (collectively, “forward-looking statements”), that may not be based on historical fact, but instead relate to future events. Forward-looking statements are generally identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions and include statements regarding the Company’s beliefs regarding the amount of the impairment charge in the quarter ended December 31, 2018 and the amount of the net loss for the year ended December 31, 2018. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. Statements regarding future events are based on the Company’s current expectations and are necessarily subject to associated risks.

Such forward-looking statements are based on a number of assumptions. Although the Company’s management believes that the assumptions made and expectations represented by such statements are reasonable, there can be no assurance that a forward-looking statement contained herein will prove to be accurate. Actual results and developments may differ significantly from those expressed or implied by the forward-looking statements contained herein and even if such actual results and developments are realized or substantially realized, there can be no assurance that they will have the expected consequences or effects.

Some, but not all, of these risks include, among other things: the risk that the amount of the impairment and net loss could be higher than expected following the completion of the audit by the Company’s independent registered public accounting firm, the impact of the delisting of our common stock from The Nasdaq Capital Market; our ability to successfully develop the business model and integrate the operations of MoviePass, Moviefone, MoviePass Films LLC (“MoviePass Films”) and MoviePass Ventures, LLC; our capital requirements and whether we will be able to raise capital as needed; consumer acceptance of the MoviePass Uncapped subscription plan; our ability to fulfill our payment obligations to MoviePass’ merchant processors in a timely manner to prevent MoviePass service interruptions; audience acceptance of the films and acquired content of MoviePass Films; delays, cost overruns, cancellation or abandonment of the completion or release of MoviePass Films’ films; failure of third party distributors to distribute MoviePass Films’ films and their failure to perform or promote such films; changes in consumer discretionary spending; the inability of MoviePass, MoviePass Films and Moviefone to compete effectively; the risk that increased monthly usage by MoviePass’ subscribers may cause MoviePass to incur losses and negative cash flow; risk of attempts at unauthorized or improper use of MoviePass’ services; the inability to maintain or rebuild the value of the MoviePass brand; the inability to successfully respond to rapid technological changes and alternative forms of delivery or storage to remain competitive; the inability to maintain relationships with program suppliers and vendors; the ability of Moviefone to obtain advertising revenues; consumer acceptance of Moviefone services; the ability of Moviefone to develop and offer compelling content, products and services and attract new users or maintain existing users; breaches of network and data security measures; a disruption or failure of networks and information systems; changes in local, state or federal regulations that will adversely affect our business; our ability to retain our existing clients and subscribers and market and sell our services to new clients and subscribers; the success of our cost-reduction and subscription revenue increase measures; the impact of legal proceedings or governmental action against us; our ability to attract brokers and investors who do not trade in lower priced stock; the risk that the conditions to the completion of the creation of MoviePass Entertainment Holdings Inc. (“MoviePass Entertainment”) are not satisfied, including the inability of MoviePass Entertainment to complete the necessary audited financial statements and to file and have its registration statement on Form S-1 declared effective by the Securities and Exchange Commission, or the SEC, and the risk that we may not have the required surplus or cash flow solvency under Delaware law to effect a distribution of shares of MoviePass Entertainment to our securities holders; whether we will continue to receive the services of certain officers and directors; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our ability to effectively react to other risks and uncertainties described from time to time in our filings with the SEC, such as fluctuation of quarterly financial results, reliance on third party consultants, litigation or other proceedings and stock price volatility; and the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, its quarterly reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018 (as amended), including subsequent current and periodic reports, and registration statements filed with the SEC. You are cautioned to review such reports and other filings at www.sec.gov.

Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements and information, which are qualified in their entirety by this cautionary statement. All forward-looking statements and information made herein are based on the Company’s current expectations and the Company does not undertake an obligation to revise or update such forward-looking statements and information to reflect subsequent events or circumstances, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIOS AND MATHESON ANALYTICS INC.

Date: May 22, 2019	By:	/s/ Theodore Farnsworth
Theodore Farnsworth Chief Executive Officer

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